EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-45324, No. 33-57339, No. 333-108312, No.
333-111093 and No. 333-112450), S-4 (No. 333-59642), and S-8 (No. 2-96127, No.
33-24068, No. 33-41434, No. 33-53733, No. 33-55449, 33-45970, No. 33-14458, No.
33-50149, No. 33-55456, No. 333-15509, No. 333-76939, No. 333-67008, No.
333-64154, No. 333-59668, No. 333-89318, No. 333-98619 and No. 333-98623) of
Wyeth of our report dated January 22, 2004, except for Note 16 which is as of February 11, 2004, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.



/s/  PricewaterhouseCoopers LLP
     Florham Park, NJ
     March 12, 2004